The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 12, 2023
Citigroup Global Markets Holdings Inc.	January , 2023 Medium-Term Senior Notes, Series N Pricing Supplement No. 2023-USNCH[ ] Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-255302 and 333-255302-03

Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029

Principal at Risk Securities

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on a periodic basis beginning approximately one year after issuance on the terms described below. Your return on the securities will depend on the worst performing of the S&P 500® Index and the Russell 2000® Index (each, an “underlying index”).

▪	The securities provide for the repayment of principal plus a premium following the first valuation date, beginning approximately one year after issuance, on which the closing level of the worst performing underlying index is greater than or equal to its initial index level. If the closing level of the worst performing underlying index is not greater than or equal to its initial index level on any valuation date prior to the final valuation date, the securities will not be automatically redeemed at a premium and, instead, you will receive a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the final index level of the worst performing underlying index on the final valuation date. If the securities are not automatically redeemed prior to maturity and the final index level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level, you will receive at maturity the stated principal amount of your securities plus the premium applicable to final valuation date. If the securities are not automatically redeemed prior to maturity and the final index level of the worst performing underlying index on the final valuation date is less than its initial index level but greater than or equal to its trigger level, you will receive at maturity the stated principal amount of your securities. However, if the securities are not automatically redeemed prior to maturity and the final index level of the worst performing underlying index on the final valuation date is less than its trigger level, you will lose at least 20%, and possibly significantly more and up to all, of your investment in the securities.

▪	Your return on the securities will depend solely on the performance of the worst performing underlying index, and you will not benefit in any way from the performance of the better performing underlying index.

▪	If we and Citigroup Inc. default on our obligations, you may not receive any amount owed to you under the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying indices:	Underlying indices	Initial index level*	Trigger level**
S&P 500® Index
Russell 2000® Index
* For each underlying index, its closing level on the pricing date ** For each underlying index, 80% of its initial index level
Aggregate stated principal amount:	$
Stated principal amount:	$10 per security
Pricing date:	January , 2023 (expected to be January 31, 2023)
Issue date:	February , 2023 (expected to be February 3, 2023)
Maturity date:	February , 2029 (expected to be February 5, 2029)
Automatic early redemption:	If, on any valuation date prior to the final valuation date, the closing level of the worst performing underlying index is greater than or equal to its initial index level, the securities will be automatically redeemed on the potential redemption date immediately following that valuation date for an amount in cash per security equal to $10 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity, for each $10 stated principal amount security you then hold, an amount in cash equal to:

▪  If the final index level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level: $10 + the premium applicable to the final valuation date

▪  If the final index level of the worst performing underlying index on the final valuation date is less than its initial index level but greater than or equal to its trigger level: $10

▪  If the final index level of the worst performing underlying index on the final valuation date is less than its trigger level:
$10 + ($10 × the index return of the worst performing underlying index on the final valuation date)

If the securities are not automatically redeemed prior to maturity and the final index level of the worst performing underlying index on the final valuation date is less than its trigger level, your payment at maturity will be less, and possibly significantly less, than $8.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion or all of your investment.

Listing:	The securities will not be listed on any securities exchange, may have limited or no liquidity and are designed to be held to maturity
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$10.00	$0.30(2)	$9.65
$0.05(3)
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $8.84 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.35 for each $10.00 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $0.30 for each $10.00 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $0.05 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-9.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-09 dated May 11, 2021	Underlying Supplement No. 10 dated May 11, 2021

Prospectus Supplement and Prospectus each dated May 11, 2021

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

KEY TERMS (continued)
Valuation dates, potential redemption dates and premiums:

The valuation dates, potential redemption dates and premiums are listed below. The premium applicable to each valuation date is the amount indicated below. The premium may represent a return that is significantly less than the appreciation of any underlying index from the pricing date to the applicable valuation date.

Valuation Date*		Potential Redemption Date**	Premium
•	February 7, 2024	February 12, 2024	10.500% of the stated principal amount
•	April 30, 2024	May 3, 2024	13.125% of the stated principal amount
•	July 31, 2024	August 5, 2024	15.750% of the stated principal amount
•	October 31, 2024	November 5, 2024	18.375% of the stated principal amount
•	January 31, 2025	February 5, 2025	21.000% of the stated principal amount
•	April 30, 2025	May 5, 2025	23.625% of the stated principal amount
•	July 31, 2025	August 5, 2025	26.250% of the stated principal amount
•	October 31, 2025	November 5, 2025	28.875% of the stated principal amount
•	February 2, 2026	February 5, 2026	31.500% of the stated principal amount
•	April 30, 2026	May 5, 2026	34.125% of the stated principal amount
•	July 31, 2026	August 5, 2026	36.750% of the stated principal amount
•	November 2, 2026	November 5, 2026	39.375% of the stated principal amount
•	February 1, 2027	February 4, 2027	42.000% of the stated principal amount
•	April 30, 2027	May 5, 2027	44.625% of the stated principal amount
•	August 2, 2027	August 5, 2027	47.250% of the stated principal amount
•	November 1, 2027	November 4, 2027	49.875% of the stated principal amount
•	January 31, 2028	February 3, 2028	52.500% of the stated principal amount
•	May 1, 2028	May 4, 2028	55.125% of the stated principal amount
•	July 31, 2028	August 3, 2028	57.750% of the stated principal amount
•	October 31, 2028	November 3, 2028	60.375% of the stated principal amount
•	January 31, 2029	N/A	63.000% of the stated principal amount
(the “final valuation date”)

*Each valuation date is subject to postponement if such date is not a scheduled trading day or certain market disruption events occur with respect to any of the underlying indices

** If the valuation date immediately preceding any potential redemption date is postponed, that potential redemption date will also be postponed so that it falls on the third business day after such valuation date, as postponed

Final index level:	For each underlying index, its closing level on the final valuation date
Index return:	For each underlying index on any valuation date, (i) its closing level on such valuation date minus its initial index level, divided by (ii) its initial index level
Worst performing underlying index:	On any valuation date, the underlying index with the lowest index return on such valuation date
CUSIP / ISIN:	17330X177 / US17330X1770

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether the securities are automatically redeemed or your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each underlying index that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

January 2023	PS-2

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

Investment Summary

The securities do not provide for the regular payment of interest. Instead, beginning approximately one year after issuance, the securities will be automatically redeemed if the closing level of the worst performing underlying index on any valuation date prior to the final valuation date is greater than or equal to its initial index level, for an amount in cash per security equal to $10 plus a premium that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level, investors will receive an amount in cash per security equal to $10 plus the premium applicable to the final valuation date, as set forth below. If the securities have not previously been redeemed and the final index level of the worst performing underlying index on the final valuation date is less than its initial index level but greater than or equal to its trigger level, investors will receive the stated principal amount of $10 per security. However, if the securities are not redeemed prior to maturity and the final index level of the worst performing underlying index on the final valuation date is less than its trigger level, investors will be exposed to the depreciation of the worst performing underlying index from its initial index level to its final index level on a 1-to-1 basis, and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation of any underlying index.

Maturity:	Approximately 6 years
Automatic early redemption:	If, on any valuation date prior to the final valuation date, the closing level of the worst performing underlying index is greater than or equal to its initial index level, the securities will be automatically redeemed on the potential redemption date immediately following that valuation date for an amount in cash per security equal to $10 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity, for each $10 stated principal amount security you then hold, an amount in cash equal to:

▪  If the final index level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level:

$10 + the premium applicable to the final valuation date

▪  If the final index level of the worst performing underlying index on the final valuation date is less than its initial index level but greater than or equal to its trigger level:

$10

▪  If the final index level of the worst performing underlying index on the final valuation date is less than its trigger level:

$10 + ($10 × the index return of the worst performing underlying index on the final valuation date)

January 2023	PS-3

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning approximately one year after issuance, the securities will be automatically redeemed if the closing level of the worst performing underlying index on any valuation date prior to the final valuation date is greater than or equal to its initial index level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 80% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are automatically redeemed prior to maturity	Beginning approximately one year following the issuance of the securities, if the closing level of the worst performing underlying index is greater than or equal to its initial index level on any valuation date prior to the final valuation date, the securities will be automatically redeemed for an amount in cash per security equal to $10 plus the premium applicable to that valuation date. Investors do not participate in any appreciation of either underlying index.
Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive an amount in cash per security equal to $10 plus the premium applicable to the final valuation date at maturity	This scenario assumes that the closing level of the worst performing underlying index is less than its initial index level on each valuation date prior to the final valuation date (beginning approximately one year after issuance). Consequently, the securities are not redeemed prior to maturity. The final index level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level. At maturity, investors will receive a cash payment equal to $10 plus the applicable premium per security. Investors do not participate in any appreciation of either underlying index.
Scenario 3: The securities are not automatically redeemed prior to maturity, and investors receive the stated principal amount at maturity	This scenario assumes that the closing level of the worst performing underlying index is less than its initial index level on each valuation date prior to the final valuation date (beginning approximately one year after issuance). Consequently, the securities are not redeemed prior to maturity. The final index level of the worst performing underlying index on the final valuation date is less than its initial index level, but greater than or equal to its trigger level. At maturity, investors will receive a cash payment equal to the $10 stated principal amount per security.
Scenario 4: The securities are not automatically redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that the closing level of the worst performing underlying index is less than its initial index level on each valuation date prior to the final valuation date (beginning approximately one year after issuance). Consequently, the securities are not redeemed prior to maturity. The final index level of the worst performing underlying index on the final valuation date is less than its trigger level. At maturity, investors will lose 1% for every 1% decline in the value of the worst performing underlying index on the final valuation date from its initial index level to its final index level (e.g., a 50% depreciation in the worst performing underlying index as of the final valuation date will result in a payment at maturity of $5 per security). Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.
January 2023	PS-4

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

Hypothetical Examples

The following table illustrates how the amount payable per security will be calculated if the closing level of the worst performing underlying index is greater than or equal to its initial index level on one of the valuation dates prior to the final valuation date. Figures below have been rounded for ease of analysis.

Investors in the securities will not receive any dividends on the stocks that constitute the underlying indices. The examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the underlying indices or the stocks that constitute the underlying indices” below.

If the first valuation date on which the closing level of the worst performing underlying index is greater than or equal to its initial index level is . . .	. . . then you will receive the following payment per security upon automatic early redemption:
1st valuation date	$10 + applicable premium = $10 + $1.0500 = $11.0500
2nd valuation date	$10 + applicable premium = $10 + $1.3125 = $11.3125
3rd valuation date	$10 + applicable premium = $10 + $1.5750 = $11.5750
4th valuation date	$10 + applicable premium = $10 + $1.8375 = $11.8375
5th valuation date	$10 + applicable premium = $10 + $2.1000 = $12.1000
6th valuation date	$10 + applicable premium = $10 + $2.3625 = $12.3625
7th valuation date	$10 + applicable premium = $10 + $2.6250 = $12.6250
8th valuation date	$10 + applicable premium = $10 + $2.8875 = $12.8875
9th valuation date	$10 + applicable premium = $10 + $3.1500 = $13.1500
10th valuation date	$10 + applicable premium = $10 + $3.4125 = $13.4125
11th valuation date	$10 + applicable premium = $10 + $3.6750 = $13.6750
12th valuation date	$10 + applicable premium = $10 + $3.9375 = $13.9375
13th valuation date	$10 + applicable premium = $10 + $4.2000 = $14.2000
14th valuation date	$10 + applicable premium = $10 + $4.4625 = $14.4625
15th valuation date	$10 + applicable premium = $10 + $4.7250 = $14.7250
16th valuation date	$10 + applicable premium = $10 + $4.9875 = $14.9875
17th valuation date	$10 + applicable premium = $10 + $5.2500 = $15.2500
18th valuation date	$10 + applicable premium = $10 + $5.5125 = $15.5125
19th valuation date	$10 + applicable premium = $10 + $5.7750 = $15.7750
20th valuation date	$10 + applicable premium = $10 + $6.0375 = $16.0375

Even if, on any valuation date prior to the final valuation date, the closing level of one underlying index is greater than or equal to its initial index level, if the closing level of the other underlying index is less than its initial index level, you will not receive the premium indicated above following that valuation date. In order to receive the premium indicated above, the closing level of each underlying index must be greater than or equal to its initial index level on the applicable valuation date.

January 2023	PS-5

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

The examples below illustrate how the payment at maturity will be calculated if the securities are not automatically redeemed prior to maturity. The examples are based on the following hypothetical values and do not reflect the actual initial index levels of any of the underlying indices or their applicable trigger levels. For the actual initial index and trigger level of each underlying index, see the cover page of this pricing supplement. We have used these hypothetical values, rather than actual values, to simplify calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial index level and trigger level of each underlying index, and not the hypothetical values indicated below. For ease of analysis, figures below have been rounded.

The examples are based on, for each underlying index, a hypothetical initial index level of 100.00 and a hypothetical trigger level of 80.000 and the hypothetical final index levels indicated below. If the securities are not automatically redeemed prior to maturity, your actual payment at maturity will depend on the actual final index level of the worst performing underlying index on the final valuation date.

Example 1—Upside Scenario. The hypothetical final index level of the S&P 500® Index is 120.00 (a 20% increase from its hypothetical initial index level) and the hypothetical final index level of the Russell 2000® Index is 110.00 (a 10% increase from its hypothetical initial index level). Because the index return of the Russell 2000® Index on the final valuation date is lower than the index return of the S&P 500® Index on the final valuation date in this example, the Russell 2000® Index would be the worst performing underlying index on the final valuation date.

In this scenario, because the final index level of the worst performing underlying index on the final valuation date is greater than its initial index level, the payment at maturity per security would be calculated as follows:

Payment at maturity per security	= $10 + the premium applicable to the final valuation date
= $10 + $6.30
= $16.30

In this scenario, because the final index level of the worst performing underlying index on the final valuation date is greater than its initial index level, you would be repaid the stated principal amount of $10 per security at maturity plus the premium applicable to the final valuation date.

Example 2—Par Scenario. The hypothetical final index level of the S&P 500® Index is 93.00 (a 7% decrease from its hypothetical initial index level) and the hypothetical final index level of the Russell 2000® Index is 95.00 (a 5% decrease from its hypothetical initial index level). Because the index return of the S&P 500® Index on the final valuation date is lower than the index return of the Russell 2000® Index on the final valuation date in this example, the S&P 500® Index would be the worst performing underlying index on the final valuation date.

In this scenario, because the final index level of the worst performing underlying index is less than its initial index level but greater than its trigger level, you would be repaid the stated principal amount of $10 per security at maturity but would not receive any premium.

Example 3—Downside Scenario. The hypothetical final index level of the S&P 500® Index is 105.00 (a 5% increase from its hypothetical initial index level) and the hypothetical final index level of the Russell 2000® Index is 40.00 (a 60% decrease from its hypothetical initial index level). Because the index return of the Russell 2000® Index on the final valuation date is lower than the index return of the S&P 500® Index on the final valuation date in this example, the Russell 2000® Index would be the worst performing underlying index on the final valuation date.

In this scenario, because the final index level of the worst performing underlying index on the final valuation date is less than its trigger level, the payment at maturity per security would be calculated as follows:

Payment at maturity per security	= $10 + ($10 × the index return of the worst performing underlying index on the final valuation date)
= $10 + ($10 × -60%)
= $10 + -$6
= $4

In this scenario, the worst performing underlying index on the final valuation date has depreciated by more than 20% from its initial index level to its final index level, which is less than its trigger level. Accordingly, your payment at maturity in this scenario would reflect 1-to-1 downside exposure to the depreciation of the worst performing underlying index from its initial index level to its final index level, and you would incur a significant loss on your investment.

January 2023	PS-6

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying indices. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

Citigroup Inc. will release quarterly earnings on January 13, 2023, which is during the marketing period and prior to the pricing date of these securities.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not guarantee repayment of the stated principal amount at maturity. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the final index level of the worst performing underlying index on the final valuation date. If the final index level of the worst performing underlying index on the final valuation date is less than its trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying index has declined from its initial index level, regardless of the performance of the other underlying index. There is no minimum payment at maturity on the securities, and you may lose your entire investment in the securities.

▪	The trigger feature of the securities exposes you to particular risks. If the final index level of the worst performing underlying index on the final valuation date is less than its trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying index has declined from its initial index level. Although you will be repaid your stated principal amount at maturity if the worst performing underlying index on the final valuation date depreciates by 20% or less from its initial index level, you will have full downside exposure to the worst performing underlying index if it depreciates by more than 20%. As a result, you may lose your entire investment in the securities.

▪	The securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential return on the securities is limited to the applicable premium payable upon automatic early redemption or at maturity. If the closing level of the worst performing underlying index on any valuation date prior to the final valuation date is greater than or equal to its initial index level, or if the securities are not automatically redeemed prior to maturity and the closing level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level, you will be repaid the stated principal amount of your securities and will receive the fixed premium applicable to that valuation date, regardless of how significantly the closing level of the worst performing underlying index on that valuation date may exceed its initial index level. Accordingly, the premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in any or all of the underlying indices.

▪	The securities are subject to the risks of both of the underlying indices and will be negatively affected if either one of the underlying indices performs poorly, even if the other performs well. You are subject to risks associated with both of the underlying indices. If either of the underlying indices performs poorly, you will be negatively affected, even if the other underlying index performs well. The securities are not linked to a basket composed of the underlying indices, where the better performance of one could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying indices is the worst performing underlying index.

▪	You will not benefit in any way from the performance of the better performing underlying index. The return on the securities depends solely on the performance of the worst performing underlying index, and you will not benefit in any way from the performance of the better performing underlying index. The securities may underperform a similar investment in each of the underlying indices or a similar alternative investment linked to a basket composed of the underlying indices, since in either such case the performance of the better performing underlying index would be blended with the performance of the worst performing underlying index, resulting in a better return than the return of the worst performing underlying index.

▪	The term of the securities may be as short as one year. If the closing level of the worst performing underlying index on any valuation date prior to the final valuation date, including the valuation date expected to occur approximately one year after the pricing date, is greater than or equal to its initial index level, the securities will be automatically redeemed. The earlier the automatic redemption, the lower the premium you will receive. Additionally, if the securities are redeemed prior to maturity, you may not be able to reinvest at comparable terms or returns.

January 2023	PS-7

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

▪	You will be subject to risks relating to the relationship between the underlying indices. It is preferable from your perspective for the underlying indices to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying indices will not exhibit this relationship. The less correlated the underlying indices, the more likely it is that either one of the underlying indices will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying indices to perform poorly; the performance of the underlying index that is not the worst performing underlying index is not relevant to your return on the securities at maturity or on an earlier automatic redemption date. It is impossible to predict what the relationship between the underlying indices will be over the term of the securities. The S&P 500® Index represents large capitalization stocks in the United States and the Russell 2000® Index represents small capitalization stocks in the United States. Accordingly, the underlying indices represent markets that differ in significant ways and, therefore, may not be correlated with each other.

▪	Investing in the securities is not equivalent to investing in the underlying indices or the stocks that constitute the underlying indices. You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to any of the stocks that constitute the underlying indices. It is important to understand that, for purposes of measuring the performance of the underlying indices, the levels used will not reflect the receipt or reinvestment of dividends or distributions on the stocks that constitute the underlying indices. Dividend or distribution yield on the stocks that constitute the underlying indices would be expected to represent a significant portion of the overall return on a direct investment in the stocks that constitute the underlying indices, but will not be reflected in the performance of the underlying indices as measured for purposes of the securities (except to the extent that dividends and distributions reduce the levels of the underlying indices). Moreover, unlike a direct investment in the underlying indices, the appreciation potential of the securities is limited, as described above.

▪	Your return on the securities depends on the closing levels of the underlying indices on a limited number of days. Because your payment upon automatic early redemption, if applicable, or at maturity depends on the closing levels of the underlying indices solely on one of the valuation dates, you are subject to the risk that the closing levels of the underlying indices on those days may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the underlying indices that you could sell for full value at a time selected by you, or if the return on the securities was based on an average of closing levels of the underlying indices, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlying indices, dividend yields on the stocks that constitute the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You

January 2023	PS-8

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and a number of other factors, including the price and volatility of the stocks that constitute the underlying indices, the correlation between the underlying indices, dividend yields on the stocks that constitute the underlying indices, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the levels of the underlying indices may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The Russell 2000® Index is subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or underlying shares, or engaging in transactions in them, and any such action could adversely affect the value of underlying shares. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	Our offering of the securities does not constitute a recommendation of either underlying index. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the underlying indices or the stocks that constitute the underlying indices, and may publish research or express opinions, that in each case are inconsistent with an investment linked

January 2023	PS-9

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

to the underlying indices. These and other activities of our affiliates may affect the levels of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	The levels of the underlying indices may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the stocks that constitute the underlying indices or in instruments related to the underlying indices and may adjust such positions during the term of the securities. Our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying indices, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of any of the underlying indices, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Adjustments to the underlying indices may affect the value of your securities. S&P Dow Jones Indices LLC, as publisher of the S&P 500®, and FTSE Russell, as publisher of the Russell 2000® Index, may add, delete or substitute the stocks that constitute the underlying indices or make other methodological changes that could affect the levels of the underlying indices. S&P Dow Jones Indices LLC or FTSE Russell may discontinue or suspend calculation or publication of the underlying indices at any time without regard to your interests as holders of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

January 2023	PS-10

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

Information About the S&P 500® Index

The S&P 500® Index consists of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on January 9, 2023 was 3,892.09.

The graph below shows the closing levels of the S&P 500® Index for each day such level was available from January 2, 2013 to January 9, 2023. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index – Historical Closing Levels January 2, 2013 to January 9, 2023

* The red line indicates the hypothetical trigger level with respect to the S&P 500® Index of 3,113.672, assuming the closing level of the S&P 500® Index on January 9, 2023 were its initial index level.

January 2023	PS-11

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell, a subsidiary of the London Stock Exchange Group. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—Disclaimers” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index.

Historical Information

The closing level of the Russell 2000® Index on January 9, 2023 was 1,795.911.

The graph below shows the closing levels of the Russell 2000® Index for each day such level was available from January 2, 2013 to January 9, 2023. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index – Historical Closing Levels January 2, 2013 to January 9, 2023

* The red line indicates the hypothetical trigger level with respect to the Russell 2000® Index of 1,436.729, assuming the closing level of the Russell 2000® Index on January 9, 2023 were its initial index level.

January 2023	PS-12

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2025 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

January 2023	PS-13

Citigroup Global Markets Holdings Inc.
Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due February-----, 2029 Principal at Risk Securities

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.35 for each $10.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $0.30 for each $10.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

© 2023 Citigroup Global Markets, Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

January 2023	PS-14